                                                                   Exhibit 10.11

--------------------------------------------------------------------------------
NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY "[*****]" ARE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. A COMPLETE, UNREDACTED COPY OF THIS EXHIBIT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY'S CONFIDENTIAL TREATMENT REQUEST.
--------------------------------------------------------------------------------

                   DTS DIGITAL OUT TRADEMARK LICENSE AGREEMENT

        THIS AGREEMENT is effective this 31st day of July, 2000 (hereinafter the "Effective Date") by and between:

        Digital Theater Systems, Inc., a Delaware corporation, with an office located at 5171 Clareton Drive, Agoura Hills, California 91301 (hereinafter referred to as "DTS"), and Vialta.com, Inc., a corporation organized and existing under the laws of California, having an office located at 48401 Fremont Boulevard, Fremont, California 94538 (hereinafter referred to as "Licensee"). WHEREAS, DTS is the owner of the trademarks, trademark applications and registrations listed on Schedule A, and in particular the "DTS Digital Out" trademark shown in Exhibit A (the "Mark");

        WHEREAS, Licensee desires to obtain a license from DTS to use the Mark on Licensed Products and other promotional items, solely in connection with the production, distribution, advertising and sale of such Licensed Products by Licensee; and

        NOW, THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, the parties agree as follows:

1.      Definitions

        In this Agreement, the following terms shall have the meanings set forth below:

        "Licensed Products" shall mean set-top-boxes and home appliances which are capable of extracting and passing a DTS bitstream in an encoded fashion and which bears the Mark.

        "Market" shall mean consumer products.

        "Territory" shall mean worldwide.

2.      Term of License

        This Agreement shall be effective as of the Effective Date and shall run for the period of five (5) years thereafter (the "Initial Term"). This Agreement shall be automatically renewed for an additional five (5) year period (the "Extended Term") unless Licensee shall provide DTS thirty (30) day notice in writing of its intention to terminate the Agreement.

3.      Grant of License &License Limitations

        3.1 Grant of License

            Subject to the provisions of this Agreement, DTS grants to Licensee, and Licensee accepts, a nonexclusive, nontransferable, personal license solely within the Market and Territory to use the Mark on and to produce, distribute, sell and advertise certified Licensed Products and other promotional items in connection with the production, distribution, advertising and sale of such certified Licensed Product by Licensee.

            This license shall be granted as of the Effective Date of this Agreement, or if this Agreement shall require validation by any governmental organization, or otherwise, then such license shall be effective as of the date of validation thereof. Where such validation procedure is necessary Licensee and DTS shall collaborate to complete the validation procedure with all reasonable speed.

        3.2 Limitation on Licenses Granted

            (1) No license is granted under this Agreement with respect to Licensee's right to make, use, lease, or sell Licensed Product outside the Market or Territory;

            (2) No right to grant sublicenses is granted under this Agreement.

4.      Payment

        4.1 Initial Payment

            In consideration for the rights and licenses granted hereunder, and subject to the terms and conditions of this Agreement, during the Initial Term of the Agreement and for the Extended Term, Licensee agrees to pay to DTS the User Fee of [*****] ($[*****]) dollars U.S. (the "User
Fee"). Licensee shall promptly upon execution by both parties of this Agreement, or after governmental validation thereof if required, pay DTS the User Fee for the Initial Term.

            The User Fee for the extended terms shall be paid within thirty
(30) days of the start of Extended Term.

        4.2 Royalties

            Licensee shall pay DTS a royalty on all Licensed Product manufactured by or for Licensee during each calendar quarter in accordance with the royalty schedule set forth below. For this purpose the first calendar quarter of this Agreement shall be deemed to end 30 September 2000. The DTS royalty schedule is as follows:

        LICENSED PRODUCTS                         ROYALTY (IN U.S.$) PER
        MANUFACTURED QUARTERLY                        LICENSED PRODUCT
             1 - 200,000                                   $[*****]
             200,00l - 300,000                             $[*****]
             300,001 - 400,000                             $[*****]
             400,001+                                      $[*****]

Thus, the first two hundred thousand (200,000) Licensed Products manufactured during a given quarter shall each bear a royalty of [*****] ($[*****]), the next one hundred thousand (100,000) manufactured during the same quarter shall each bear a royalty of [*****] ($[*****]), etc. For each license year after the first, all royalties payable shall be increased in proportion to the increase in the consumer price index (CPI) as published by the U. S. Government from June 30 of the second preceding year to June 30 of the immediately preceding year. The User Fee applicable to the Extended Term shall also be increased in proportion to the increase in the consumer price index (CPI) as published by the U.S. Government from June 30 of the first License year to June 30 of the year immediately preceding the end of the Initial Term.

            Licensee will pay all applicable local fees, taxes, duties, or charges of any kind, and shall not deduct them from the royalties due unless such deductions may be credited against DTS' own tax liabilities.

            If the total royalties paid by Licensee for any four (4) consecutive calendar quarters do not equal or exceed [*****] dollars ($[*****]) (subject to the CPI adjustment set forth above), DTS shall have the right to terminate this Agreement immediately upon notice to Licensee. Upon receipt of such notice Licensee may, subject to the royalty set forth above, complete work in progress and may sell completed Licensed Product for up to sixty (60) days after receipt of the notice, but shall not initiate any new manufacture of Licensed Product after receipt of the notice and shall discontinue all sales activities of Licensed Product upon the end of such sixty (60) day period. Licensee shall, at the end of the sixty (60) day period, provide DTS with an accounting and full payment of royalties for all Licensed Product manufactured by or for Licensee since the end of the immediately preceding calendar quarter.


--------------------------------------------------------------------------------

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY "[*****]" ARE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. A COMPLETE, UNREDACTED COPY OF THIS EXHIBIT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY'S CONFIDENTIAL TREATMENT REQUEST.

--------------------------------------------------------------------------------

5.      Royalty Payments and Statements

        5.1 Licensee shall make quarterly statements on or before the 30th day of January, April, July and October of each year showing the quantity of each type of Licensed Product manufactured and also the quantity of each type of Licensed Product sold by Licensee during the preceding calendar quarter and the applicable royalties due.

        5.2 Licensee shall accompany such statements with the payment in U.S. dollars of all sums due DTS, and shall pay all applicable local fees, taxes, duties, or charges of any kind and not deduct them from the royalties due unless such deductions may be credited against DTS' own tax liabilities.

        5.3 Licensee shall pay interest to DTS upon any and all amounts of payments that are at any time overdue and payable to DTS at the rate of ten percent (10%) per annum, or the maximum rate allowable by law, which ever is less, from the date when such payments are due and payable as provided herein to the date of payment.

        5.4 If Licensee purchases Licensed Products from another party holding a license from DTS for such products and who has previously paid a royalty on such Licensed Products, then Licensee shall have no royalty obligation under this Agreement for such purchased Licensed Products, but all other rights and obligations shall be the same as if such other licensee were a nonlicensed subcontractor.

6.      Books, Records and Right of Inspection

        6.1 Books and Records

            Licensee shall keep complete books and records of all manufacture, sales, leases, uses or other disposals by Licensee of Licensed Product.

        6.2 Right to Inspect Books and Records

            DTS shall have the right, at DTS' expense, by and independent accounting firm, to inspect, examine and make abstracts of Licensee's books and records insofar as may be necessary to verify the accuracy of the same and of the statements provided for herein, but such inspection and examination shall be made during normal business hours upon reasonable notice and not more often than twice per calendar year. DTS agrees to treat any confidential information obtained from Licensee's books and records as a result of such inspection as confidential information under this Agreement. If such inspection and examination shows that Licensee has underpaid DTS by more then three (3%) percent of the royalties due during the period inspected, Licensee shall, in addition to paying such additional royalties, reimburse DTS for the cost of such inspection and examination together with interest due on such additional royalties from the date such royalty was due until the date of such remittance.

7.      Standards of Manufacture And Quality

        7.1 Quality Standards

            (1) Prior to any commercialized distribution of a Licensed Product, Licensee shall provide DTS, at its own expense and risk of loss, with at least two (2) samples of each model of each Licensed Product together with any instruction and service manuals or other documentation necessary for qualification testing. Any such information that is not publicly available shall be treated as Confidential Information under this Agreement, in accordance with the provisions of Section 10 herein, and used by DTS only for the purpose of determining whether the Licensed Product complies with the quality standards previously set forth by DTS. All models containing the same internal circuitry as the Licensed Product previously qualified are not required to undergo qualification testing. However, such Licensed Product must meet or exceed the requirements of the qualified License Product. DTS reserves the right to inspect such Licensed Product as set forth in Article
7.2 below.

            (2) Within forty-five (45) days of DTS' receipt of Licensee's Licensed Product, DTS shall test such Licensed Product to verify compliance with DTS' quality standards and shall notify Licensee of the results of such testing. In the event that DTS' testing of the Licensee's Licensed Product fails to meet DTS' quality standards, DTS shall notify Licensee of the manner in which its Licensed Product failed and where possible, shall provide Licensee with sufficient details of the test results to enable Licensee to correct the deficiency. In the case of unsuccessful qualification testing, Licensee shall upon correction of the error provide DTS with an additional two (2) Licensed Product incorporating the correction wherein the verification process of this
Article 7.1(2) shall be repeated until successful verification is achieved.

            (3) Upon DTS' successful qualification testing of Licensee's Licensed Product, Licensee shall be qualified to make and distribute its Licensed Product under the license granted to Licensee in this Agreement. Licensed Product that has not been successfully qualified by DTS is not permitted to be distributed under this License.

            (4) Once qualified, Licensee agrees to test and verify that all Licensed Product meet or exceed the requirements of the qualified Licensed Product, and Licensee agrees to conduct such testing with at least the same degree of care as it uses for other similar products made and distributed by Licensee and bearing Licensee's name.

            (5) In the event that Licensee makes a change or modification to the internal circuitry of qualified Licensed Product, Licensee agrees to qualify the Licensed Product incorporating the change prior to commercialized distribution of the same. Such qualification shall occur through the same process set forth in this Article 7.1. unless otherwise mutually agreed to by the Parties in writing. Modified Licensed Product that has not been successfully qualified by DTS is not permitted to be distributed under this License.

            (6) Changes or modifications to the qualification standards set forth herein can only be made by mutual written agreement by the Parties.

        7.2 Right to Inspect Quality

            DTS reserves the right to conduct periodic sampling of Licensee's Licensed Product to verify compliance with corresponding qualified Licensed Product, but such sampling shall not be more often than twice per calendar year. However, if in any such inspection Licensee's Licensed Product is found, in the sole discretion of DTS, to not be in compliance with Licensee's corresponding qualified Licensed Product, DTS be allowed to conduct unlimited sampling of Licensee's Licensed Product as set forth in this Section 7.2. Upon each sampling request by DTS, Licensee will, at its own expense and risk of loss, provide DTS with at least two (2) samples of Licensed Product for testing, together with any instruction and service manuals or other documentation necessary to verify compliance. However, for different Licensed Product models that employ the same internal circuitry, Licensee shall be required to provide DTS with a sample of only one of such models for testing. In the event that DTS shall complain that any Licensed Product fails to comply with the standards set forth by the corresponding qualified Licensed Product, DTS shall promptly notify Licensee, whereupon Licensee shall within thirty (30) days suspend the lease, sale or other disposal of the same until Licensee supplies DTS with Licensed Product that DTS agrees is in compliance with the standards set forth by its corresponding qualified Licensed Product. In the event that Licensee is required to suspend the lease, sale or other disposal of Licensed Products pursuant to the terms of this Agreement,

Licensee shall be permitted to continue to distribute such product provided that all references to DTS are removed from such product and all associated advertising and other literature relating to such products.

        7.3 Qualification Testing Costs

            Subject to the terms and conditions of this Agreement, Licensee agrees, prior to qualification testing of Licensee's Licensed Product, as outlined in this Article 7.1, to pay DTS the sum of [*****] dollars ($[*****]) U.S. for each Licensed Product type tested. For such monies, Licensee shall receive qualification testing of Licensee's Licensed Product, certification of Licensed Product upon successful testing and the right to produce, distribute, sell and advertise Licensed Products under this License Agreement.

8.      The Mark

        8.1 Licensee may, subject to the payment of royalties as provided for herein, include the Mark, in the form shown in EXHIBIT A, on any Licensed Product Licensee wishes on a model-by-model basis. However, for each Licensed Product model for which Licensee chooses to use the Mark, Licensee shall mark all such Licensed Product of that model produced and all associated publicity, instructional, sales and promotional material for such Licensed Product model. Licensee shall include all notices and legends with respect to the Mark as are or may be required by applicable federal, state, and local laws or which may be reasonably requested by Licensor.

        8.2 Licensee acknowledges the ownership of the Mark by DTS, agrees that it will do nothing inconsistent with such ownership, and that all use of the Mark by Licensee and all good will developed therefrom shall inure to the benefit of and be on behalf of DTS. Licensee agrees that nothing in this Agreement shall give Licensee any right, title, or interest in the Mark other than the right to use the Mark in accordance with this Agreement and Licensee agrees that it will not attack the title of DTS to the Mark or attack the validity of this Agreement.

        8.3 The rights and obligations concerning the use of the Mark shall be as follows:

            (1) The Mark may not be used on or in reference to any products other than Licensed Products or in any other manner then that specified in EXHIBIT A. In no circumstances may the Mark be used alone or in any way which might imply generic identification of the digital encoding or decoding function with the term DTS.

            (2) The Mark may not be used in direct combination with the trade name, trademark or symbol of another entity in any manner that suggests a connection or relationship between DTS and the other entity. Moreover, the trade names, trademarks or symbols of one party to this Agreement may not be used in any way which may suggest that party is a division, affiliate or subsidiary of the other party to this Agreement or that the relationship between the two parties is anything other than licensor-licensee. The Mark shall be used only as an adjective referring to a digital audio encoding or decoding function, never as a noun or in any other usage that may contribute to a generic meaning thereof.

            (3) The ownership of the Mark shall be indicated whenever used in any manner by Licensee as follows: "DTS" and "DTS Digital Out" are trademarks of Digital Theater Systems, Inc."

            (4) Licensee agrees that it will not file any application for registration of the word DTS or the Mark in any country and that it will not use or file any application for registration in any country of any mark, symbol or phrase, in any language, which is similar to or confusing with the word DTS or the Mark. DTS will advise Licensee of the grant of registration

--------------------------------------------------------------------------------
NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY "[*****]" ARE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. A COMPLETE, UNREDACTED COPY OF THIS EXHIBIT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY'S CONFIDENTIAL TREATMENT REQUEST.
--------------------------------------------------------------------------------
for the Mark and the parties will comply with all applicable laws and practices of the territories wherein such marks are used and/or registered relating to marking with notice of registration and the recording of Licensee as a registered or licensed user of the Mark.

            (5) The expense of obtaining and maintaining registrations of the Mark shall be borne by DTS. The expense of registering or recording the Licensee as a registered user or otherwise complying with the laws of any country pertaining to such registration or the recording of trademark agreements shall be borne by Licensee. Licensee shall advise DTS of all countries where Licensed Products are manufactured, sold, leased, or used or otherwise disposed of.

9.      Other-Trademark Purchasers

        In the interests of technical standardization, equipment or signal source interchangeability and product identification, Licensee shall not sell or lease Licensed Products which it manufactures to any Other-Trademark Purchaser (any customer of Licensee who, with Licensee's knowledge, intends to resell, use or lease Licensed Products under a trademark other than the Licensee's trade name and trademarks) which does not hold a license from DTS. Licensee will refer prospective Other-Trademark Purchasers to DTS for a license.

10.     Confidential Information

        Confidential Information shall mean any proprietary information disclosed by one Party to the other party designated as confidential by the disclosing Party including information received as a consequence of rendering or receiving technical assistance, owned or controlled by either Party, which relates to its past, present or future activities with respect to the subject matter of this Agreement and disclosed by one of the Parties to the other party in written and/or graphic or model form, or in the form of a computer program or data base, and any derivation thereof, and designated as confidential, where possible in writing, by an appropriate legend such as "Licensee's Confidential Information" or "DTS Confidential Information", and if disclosed orally or visually, which is confirmed within thirty (30) days after such oral or visual disclosure in written and/or graphic or model form and correspondingly designated by the disclosing Party in writing by such legend.

        Licensee shall use all Confidential Information obtained heretofore or hereafter from DTS for the sole purpose of manufacturing, distributing and selling Licensed Products under this Agreement, and shall not divulge such Confidential Information or any portion thereof to third parties, nor use in an unauthorized way any Confidential Information or trade secrets acquired from DTS, unless said Confidential Information or trade secrets (a) were known to Licensee prior to its receipt of said information or trade secrets from DTS; (b) becomes known to Licensee from sources other than either directly or indirectly from DTS without obligation of confidence; (c) or becomes a matter of public knowledge other than by breach of this Agreement by Licensee. Licensee shall also not disclose the contents or any of the terms or conditions of this Agreement to any third party.

        DTS hereby agrees that throughout the term of this Agreement it shall not divulge any Confidential Information or portions thereof to third parties, nor use in any unauthorized way Confidential Information or trade secrets received from Licensee unless said Confidential Information or trade secrets (a) were known to DTS prior to its receipt of said information or trade secrets from Licensee; (b) becomes known to DTS from sources other than either directly or indirectly from Licensee without obligation of confidence; or (c) becomes a matter of public knowledge other than by breach of this Agreement by DTS.

11.     Infringement

        Licensee shall notify DTS promptly of any actual or threatened infringements, imitations, or unauthorized use of the Mark by any third parties of which Licensee becomes aware. DTS shall have the sole right, at its expense, to bring any action on account of any such infringements, imitations, or unauthorized use, and Licensee shall cooperate with DTS, as DTS may reasonably request, in connection with any such action brought by DTS. DTS shall retain any and all damages, settlement and/or compensation paid in connection with any such action brought by DTS.

12.     Indemnification, Warranties &Waiver

        12.1 Indemnification

            Licensee, at its expense, shall defend and indemnify, and save and hold DTS harmless from and against any and all liabilities, demands, claims, causes of action, suits, damages, expenses, and losses, including without limitation, suits for personal injury or death of third parties, and expenses, including reasonable attorneys' fees and expenses, for which DTS becomes liable, or may incur or be compelled to pay by reason of Licensee's activities or breach to the extent related to or arising from the terms of this Agreement, including but not limited to: (i) claims of infringement of any intellectual property right; or (ii) product liability suits against Licensee its vendees or other transferees, customers and all others to the extent related to or arising from Licensed Products.

        12.2 Warranties

            DTS represents and warrants to LICENSEE that as of the effective date of this Agreement and to the best of DTS' knowledge, that no claims of the Mark are in conflict with another U.S. trademark, U.S. trademark application or U.S. trademark registration.

            DTS will indemnify and defend, at its expense, any action brought against LICENSEE for breach of DTS warranty obligations as set forth in this
Section 12.2 provided that DTS is notified promptly in writing of the suit, and at DTS' request, and at DTS' expense, is given complete control of the suit and all requested reasonable assistance for the defense of the suit. Except as otherwise set forth in this Agreement, DTS agrees to pay all damages and costs finally awarded against LICENSEE attributable to such a claim for breach of warranty.

            THE FOREGOING STATES THE ENTIRE LIABILITY OF DTS WITH RESPECT TO ANY INTELLECTUAL PROPERTY INFRINGEMENT. IN NO EVENT SHALL DTS BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING THEREFROM (INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE) ARISING FROM DTS WARRANTY OBLIGATIONS UNDER THIS AGREEMENT, EVEN IF LICENSEE HAS ADVISED DTS OF THE POSSIBILITY OF SUCH DAMAGES.

        12.3 Disclaimer

            EXCEPT AS EXPRESSLY SET FORTH HEREIN, DTS MAKES NO REPRESENTATIONS, EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND ASSUMES NO RESPONSIBILITIES WHATEVER WITH RESPECT TO ANY USE, SALE, OR OTHER DISPOSITION BY LICENSEE, ITS VENDEES OR OTHER TRANSFEREES, CUSTOMERS AND ALL OTHERS OF LICENSED PRODUCTS.

13.     Termination

        13.1 This Agreement and license shall fully cease and terminate and all rights hereby granted to Licensee shall revest in DTS:

            (1) At the option of the aggrieved party, in the event that DTS or Licensee shall materially fail to comply with any of their obligations to be performed hereunder, by giving thirty (30) days advance notice in writing of such termination to the other party, provided however that if the party in default shall within such thirty (30) days remedy the failure or default upon which such notice is based then such termination shall not be effected and this Agreement and License shall continue in full force and effect.

            (2) Automatically, in the event that (i) Licensee shall suffer or permit this Agreement and License to pass to any other person by operation of Law; (ii) any proceeding under the Bankruptcy Laws shall be instituted by or against Licensee whether or not resulting in adjudication, which is not dismissed within sixty (60) days of filing; (iii) any receiver or trustee shall be appointed for the assets of Licensee under any provisions of the Insolvency or Bankruptcy Laws of Licensee's country or state; (iv) upon the winding-up, sale, consolidation, merger, or any sequestration by governmental authority of Licensee.

            (3) At the option of Licensee by giving thirty (30) days advance notice in writing of such termination to DTS.

        13.2 The exercise of any right of termination under this Article 13 shall not affect any rights which have accrued prior to termination and shall be without prejudice to any other legal or equitable remedies to which Licensor may be entitled by reason of such rights. The obligations and provisions of Articles 6, 8, 10 and 12 shall survive any expiration or other termination of this Agreement.

14.     Effects of and Procedure on Termination

        14.1 In the event of termination of this Agreement as a result of Licensee's breach of any of its duties or obligations under this Agreement, Licensee agrees immediately to discontinue all use of the Mark and any term confusingly similar thereto, to destroy all Licensed Product and printed materials bearing the Mark, and that all rights in the Marks and the good will connected therewith shall remain the property of DTS. However, Licensee shall be permitted to continue to distribute such product provided that all references to DTS are removed from such product and all associated advertising and other literature.

        14.2 After any termination of this License short of its full term other than because of Licensee's default or breach of any of Licensee's duties or obligations under this Agreement, Licensee shall be entitled to fill orders for Licensed Products already received and to make or have made for it and to sell Licensed Product for which commitments to vendors have been made at the time of such termination, subject to payment reporting of applicable royalties thereon.

15.     Relationship of the Parties

        The relationship of Licensee to DTS is that of an independent contractor and neither Licensee nor its agents or employees shall be considered employees or agents of DTS. This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture or grant of a franchise between DTS and Licensee. Licensee shall not have the right to bind DTS to any obligations to third parties.

16.     Public Announcements

        Each party may publicly announce and promote the fact that it has entered into a license agreement with the other. Neither party shall at any time publicly state or imply that the terms and conditions specified herein or that the relationships between DTS and Licensee are in any way different from those specifically laid down in this Agreement. If requested by DTS, Licensee shall promptly supply DTS with copies of all public statements and of all publicity and promotional material relating to this Agreement and to Licensed Products.

17.     Assignment

        This Agreement may be assigned by Licensor but shall not be assignable or transferable by Licensee without the prior written consent of Licensor, which consent shall not be unreasonably withheld, and any attempted assignment by Licensee without such prior written consent shall be void and shall constitute a breach of the obligations of Licensee hereunder. Notwithstanding the foregoing, Licensee shall have the right to transfer its rights, duties and privileges under this Agreement in connection with its merger and consolidation with another firm or the sale of its entire business to another person or firm, provided that such person or firm shall first have agreed with DTS to perform the transferring party's obligations and duties hereunder.

18.     Notices

        18.1 Any notice, demand, waiver, consent, approval, or disapproval (collectively referred to as "notice") required or permitted herein shall be in writing and shall be given personally, by messenger, by air courier, by telecopy, or by prepaid registered or certified mail, with return receipt requested, addressed to the parties at their respective addresses set forth below or at such other address as a party may hereafter designate in writing to the other party.

        18.2 A notice shall be deemed received on the date of receipt.

        18.3 Payments provided for in this Agreement shall be made by the fastest normal postal method or by direct bank-to-bank transfer with prompt written confirmation to DTS.

DTS:                     Digital Theater Systems, Inc.
                               5171 Clareton Drive
                         Agoura Hills, California 91301
                               FAX (818) 706-1868
                           Attn: Licensing Department


LICENSEE:                       Vialta.com, Inc.
                             48401 Fremont Boulevard
                            Fremont, California 94538

19.     Applicable Law

        This Agreement shall be deemed to constitute a contract made under the laws of the State of California for all purposes and shall be construed in accordance with the laws of such State, without regards to its choice of law principles. The parties consent to the jurisdiction of such courts, agree to accept service of process by mail, and waive any jurisdictional or venue defenses otherwise available. If this Agreement is translated, the English text shall be controlling.

20.     Modification, Amendment, Supplement, or Waiver

        20.1 This Agreement constitutes the entire agreement between the parties relating-to the subject matter hereof and supersedes any and all prior negotiations, agreements, promises, representations, and understandings, whether written or oral. No representations or warranties shall be deemed to have been made by either party in connection with this transaction unless expressly herein set forth.

        20.2 No modification, amendment, supplement to or waiver of this Agreement or any of its provisions shall be binding upon the parties hereto unless made in writing and duly signed by an authorized representative of both parties to this Agreement. A waiver by either party of any of the terms or conditions of this Agreement in any one instance shall not be deemed a waiver of such terms or conditions in the future.

        20.3 Should any portion of this Agreement be declared null and void by operation of law, or otherwise, in any country, the remainder of this Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF this Agreement has been signed in duplicate copies by duly authorized officers of DTS and Licensee on the dates indicated below.

                                     Digital Theater Systems, Inc.  (DTS)

Date:  August 28, 2000               By:   /s/ John Kirchner
       -------------------------           -------------------------------------
                                           John Kirchner
                                           President and Chief Operating Officer

                                     Vialta.com, Inc.  (LICENSEE)


Date:  August 16, 2000               By:   /s/ Charles Root
       -------------------------           -------------------------------------
                                           Charles Root
                                           Vice President, Marketing

                                   SCHEDULE A

The following marks are registered and have sufficient coverage to cover DVD
Players:

Registered Marks
----------------
        Austria -Registration No.: 163 631
        Benelux -Registration No.: 561782
        France -Registration No.: 95564844
        Germany -Registration No.: 395 01 093
        Switzerland -Registration No.: 424.512
        European Community Mark -Registration No.:
        Mexico -Registration No's.: 567439 & 565143
        Switzerland -Registration No.: 450.875
        United States -Registration No.: 2,164,805

Pending Applications
--------------------
        Australia
        Brazil
        Canada
        China
        India
        Indonesia
        Japan
        Malaysia
        Pakistan
        Poland
        Russia
        Singapore
        South Africa
        Taiwan
        Thailand
        United States

                                    EXHIBIT A
                             DIGITAL OUT" TRADEMARK

                               [dts LOGO DIAGRAM]

              Font for "DIGITAL OUT" is ZaphHumnst BT (Bold)
              (Character spacing @ 30%)

              Registration mark should appear in the upper right hand corner outside of the DTS box and the letters "TM" should appear at the bottom right hand corner outside of the DTS box.

              The DTS logo is not a particular font style, and therefore must be obtained electronically or via stat from DTS.

              If the logo is in color, the DTS box and outline of box surrounding the words "DIGITAL OUT" are Pantone Red 199CV. If the logo is on a black background, it is preferred that the DTS box and the words "DIGITAL OUT" be white on black. If the logo is on a white background, it is preferred that the DTS Box and the words "DIGITAL OUT" be black on white. Other color considerations are permitted upon approval by DTS.